Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_________) pertaining to the MasTec, Inc. 1997 Non-Qualified Employee Stock Purchase Plan of our report dated March 10, 2003, with respect to the consolidated financial statements of MasTec, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida
May 21, 2003